Exhibit 10.26

SECOND AMENDMENT TO THE
EXPONENT, INC. 401(K) SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 2, 1999)

WHEREAS, Exponent, Inc. (the “Company”) adopted an amended and restated 401(k) Savings Plan effective January 2, 1999 (the “Plan”); and

WHEREAS, the Company desires to make certain changes to the Plan; and

WHEREAS, the Company retains the right to amend the Plan under Section 11.1(a) thereof;

NOW, THEREFORE, effective December 29, 2001 except as otherwise provided, the Plan is amended as follows:

1.	The following sentence is added after the second sentence in Section 2.10 Compensation:

Compensation includes amounts that are excluded from the Employee’s taxable income by reason of Code Section 132(f)(4) relating to qualified transit benefits.

2.	Effective January 1, 2002, Section 2.32 Plan Year shall read in full as follows:

“Plan Year” means, effective January 1, 2002, the calendar year; that is, the twelve (12) consecutive-month period beginning with January 1 and ending each year on December 31. The Plan Year commencing December 29, 2001 shall be a short Plan Year that commences December 29, 2001 and ends on December 31, 2001.

3.	The following sentence is added after the second sentence in Section 2.39 Section 415 Compensation:

Section 415 Compensation includes amounts that are excluded from the Employee’s taxable income by reason of Code Section 132(f)(4) relating to qualified transit benefits.

4.	Effective December 27, 1997, the last sentence in the first paragraph of Subsection (ii) of Section 5.7(d) Special Rules is revised to read in full as follows:

Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

5.	The following sentence is added at the end of Subsection (f) of Section 6.1 Vested Interest:

For each Participant who has at least three (3) Years of Service and is not 100% vested in his Employer Matching Contributions Account and Employer Mandatory Contributions Account, if any, on January 1, 2002, Years of Service for vesting purposes shall be calculated using either (i) the Company’s fiscal year, that is, the twelve (12) consecutive-month period beginning each year on the Saturday which falls closest to the last day of December, and ending each year on the Friday which falls closest to the last day of December or (ii) the Company’s fiscal year through December 28, 2001 and commencing January 1, 2002, the calendar year thereafter, whichever results in a larger vested percentage in the Participant’s Account.

6.
Effective January 1, 1999, the word “and” immediately preceding “(C)” in Subsection 6.10(iv) Eligible Rollover Distribution is deleted and the following language is added at the end of this Subsection:

and (D) effective January 1, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV).

7.	Effective January 1, 2001, the following sentences are added at the end of Subsection (i) of Section 6.12(b) General Rules:

With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January, 2001, notwithstanding any other Plan provision to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

8.	Effective December 12, 1994, the following Subsection is added at the end of Section 6.18 Loans:

Notwithstanding the above, effective December 12, 1994, loan repayments for Participants on military leave will be suspended under this Plan as permitted under Code Section 414(u)(4).

9.	Effective January 1, 2002, Subsection (a)(iv) of Section 13.2 Denial of Claim shall read in full as follows:

(iv) an explanation of the claims review procedure, including a statement of the claimant’s right to bring a civil action under ERISA following an adverse benefit determination on review.

10.	Effective January 1, 2002, Subsection (a)(i) of Section 13.3 Claim Review Procedure shall read in full as follows:

(i) provide the claimant, free of charge, reasonable access to, and copies of documents that are pertinent to the claim;

11.	Effective January 1, 2002, the last sentence of Subsection (b) of Section 13.3 Claim Review Procedure is amended to read as follows:

The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Administrator (or, if applicable, the Committee) is based, the claimant’s right to receive upon request and free of charge reasonable access to, and copies of all documents pertinent to his claims; and the claimant’s right to bring an action under ERISA.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer.

EXPONENT, INC.

Dated:	____________________________	By:	____________________________

		Title:	____________________________

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